Exhibit 10.38

ADVANCES, PLEDGE AND SECURITY AGREEMENT

This Advances, Pledge and Security Agreement (the "Advances Agreement"), dated as of this 4th day of  May, 2011 is between Star Insurance Company with its principal place of business at 26255 American Drive, Southfield, MI 48034 (the "Member") and the Federal Home Loan Bank of Indianapolis, with its principal place of business at 8250 Woodfield Crossing Boulevard, Indianapolis, Indiana 46240 (the "FHLBI").

WHEREAS, the FHLBI, subject to the provisions of the Federal Home Loan Bank Act ("Bank Act"), the Rules and Regulations of the Federal Housing Finance Board or its legal successor ("FHFB Regulations"), the policies of the FHFB and the FHLBP's Credit Policies (as hereinafter defined), is authorized to make available Advances and Other Credit Products to its members; and

WHEREAS, Member desires from time to time to apply for such Advances and Other Credit Products that may be available to it; and

WHEREAS, the FHLBI requires that such Advances and Other Credit Products provided by the FHLBI be secured pursuant to this Advances Agreement, and Member agrees to provide such security as requested by the FHLBI by the means set forth in this Advances Agreement.

NOW THEREFORE, intending to be legally bound, the Member and the FHLBI agree as follows:

1. General.

Section 1.01. Definitions.
As used herein, the following terms shall have the following meanings:

"Advance" or "Advances" means any and all loans or other extensions of credit now or hereafter granted by the FHLBI to the Member, including all loans or extensions of credit by the FHLBI to the Member prior to the date hereof.

"Advice of Credit" means one or more written confirmations to be executed by the Member and the FHLBI specifying the type or category of Advance made, the terms of repayment, the interest rate (which may be fixed or variable), and any other pertinent terms and conditions, which shall evidence an Advance.

"Application for Advance" means one or more written or telephonic requests for an Advance, in such form or forms as shall be specified by the FHLBI from time to time, and which if executed by the FHLBI shall evidence an Advance.

"Bank Deposits" means all deposit accounts maintained by the Member with the FHLBI (excluding safe-keeping accounts expressly held for the benefit of a third-party), all money, cash and checks, drafts, notices, bills, bills of exchange and bonds deposited therein or credited thereto, including any increases, renewals, extensions, substitutions and replacements, whether or not such instruments have been posted to any such deposit account, and all statements, certificates, passbooks and instruments representing any such deposit account.

"Capital Stock" means all of the capital stock of the FHLBI owned by the Member, and all payments which have been or hereafter are made on account of subscriptions to, and all unpaid dividends on, such Capital Stock.

"CMS Account" means that certain Cash Management Service Account maintained by the Member at the FHLBI.

"Collateral" means the following assets of the Member of any kind or nature whatsoever, whether tangible or intangible, including without limitation, all Capital Stock, Bank Deposits, Mortgage Collateral, Securities Collateral, and Other Collateral, all cash and cash equivalents, all insurance proceeds, all tax refunds, all proceeds of any of the foregoing, and all collections on any and all of the foregoing, which are now or hereafter pledged to the FHLBI pursuant to Section 3.01 hereof. "Collateral" also means any of the foregoing which have previously been assigned, transferred or pledged to the FHLBI by the Member as collateral for loans or other extensions of credit prior to the date hereof, all of such assets in which a security interest is granted pursuant to the terms hereof or in which a security interest is hereafter assigned, transferred, granted or pledged pursuant to the terms hereof.

"Collateral Policy" means the FHLBI's Collateral Policy as stated in the Credit Policy Manual, policy statements or operating circulars of the FHLBI, as in effect from time to time.

"Collateral Requirement" means such aggregate Market Value (or unpaid principal balance) of Eligible Collateral as is specified in the FHLBI's Collateral Policy or as may be otherwise specified or adjusted in writing by the FHLBI from time to time as being the collateral maintenance level the Member must maintain hereunder. The FHLBI may increase or decrease the Collateral Requirement at any time.

"Credit Policies" means the FHLBI's  Credit  Policy Manual, policy statements, or operating circulars relating to Advances and Other Credit Products offered by the FHLBI, ail as in effect from time to time.

"Eligible Collateral" means Collateral other than Capital Stock which: (I) subject to the limitations set forth herein, meets the definition of Eligible Collateral under the FHLBI's Collateral Policy, including without limitation one-to-four family whole mortgage loans, home equity mortgage loans, commercial real estate loans, government and agency securities, private mortgage-backed securities, and Bank Deposits; (ii) is owned by the Member free and clear of any liens, encumbrances or other interests other than the obligations the Member has to its policyholders and the assignment to the FHLBI hereunder; (iii) has not been in default within the most recent 12-month period, provided that in the case of Mortgage Collateral, mortgage payments that are over- due by more than sixty (60) days shall not be included within Eligible Collateral; (iv) in the case of Mortgage Collateral, relates to residential real property which is covered by fire, hazard, and where applicable, flood insurance in an amount at least sufficient to discharge the mortgage loan in full in case of loss and as to which all real estate taxes are current; and (vi) in the case of Mortgage Collateral, does not secure an obligation on which any director, officer, employee, attorney or agent of the Member or of any Federal Home Loan Bank is personally liable. The FHLBI may change the definition of Eligible Collateral from time to time, and the FHLBI's determination of Eligible Collateral shall be conclusive. Notwithstanding any other provision herein, from the effective date of this Advances Agreement until the FHLBI shall provide written notice to the contrary, Eligible Collateral shall be limited to Securities Collateral and Bank Deposits.

"Funding Agreement" means an agreement for an extension of secured credit that authorizes the Member to accept funds from the FHLBI and that provides for an accumulation of those funds for the purpose of making one or more payments at future dates in amounts specifying the type or category of Advance made, the terms of payment, the interest rate (which may be fixed or variable), and any other pertinent terms and conditions, which shall evidence and constitute an Advance.

"Market Value" means the market value of Collateral determined in a manner as specified by the FHLBI from time to time. The FHLBI may change the method of determining Market Value at any time in a manner which shall be consistently applied to substantially all borrowers. The FHLBI's determination of Market Value shall be conclusive.

"Mortgage Collateral" means whole mortgage loans, Mortgage Documents and all security agreements, guaranties, insurance policies, certificates, binders, commitments or reports relating thereto, including title insurance, private mortgage insurance and hazard and liability insurance, surveys, bonds, participations, purchase commitments, hedge contracts or other agreements to purchase, guaranty or insure any mortgage loans or securities to be issued by the Member. Mortgage Collateral also means any other agreement, instrument or document pertaining to, affecting or obtained by the Member in connection with the loans covered by the Mortgage Documents, financing statements perfecting the Member's security interest in any of the foregoing, certificates, evidences of recordation, applications, underwriting materials, appraisals, notices, opinions of counsel, loan servicing data, files, correspondence, computer programs, tapes, discs, cards, account records and all other electronically stored or written records or materials relating to the loans covered by the Mortgage Documents, including any and all rights, claims and chooses in action against or with respect to any person or entity which has provided services to the Member in connection with any other Mortgage Collateral, including without limitation, surveyors, appraisers, environmental engineers, environmental assessment firms, contractors and architects. Unless otherwise authorized by the FHLBI, Mortgage Collateral shall not include mortgage securities or loan participations.

"Mortgage Documents" means mortgages, deeds of trust or other security deeds in land and interests in real property and the improvements and fixtures located thereon (herein "mortgages") and all promissory notes, bonds or other instruments evidencing loans secured thereby (herein "mortgage notes") and any endorsement and assignments thereof to the Member.

"Obligation" means all obligations, liabilities or indebtedness of the Member to the FHLBI, due or to become due, direct or indirect, absolute or contingent, joint or several, now existing or hereafter at any time created, arising or incurred under this Advances Agreement, or any Funding Agreement, Application for Advance, Other Credit Product Agreements, Advances, Other Credit Products or Bank Deposits, including any prepayment fees, overdraft charges or other fees or charges in connection therewith. "Obligation" also means any obligations for any other services (including without limitation, safekeeping, operating and other correspondent services) provided by the FHLBI, including any applications, commitments, other agreements or documents relating to the foregoing, any amendments to any of the foregoing agreements or documents and any obligations under indemnification provisions in any such agreements or documents, and any renewal, extension or substitution of any such obligations, liabilities and indebtedness, including attorneys' fees of the FHLBI in the collection thereof and the enforcement of any remedies with respect to any Collateral.

"Other Collateral" means such items of tangible and intangible property, other than Capital Stock, Bank Deposits, Mortgage Collateral and Securities Collateral, which are offered as collateral by the Member to the FHLBI and which the FHLBI in its discretion expressly accepts by written notice delivered to the Member as collateral for Advances and Other Credit Products.

"Other Credit Product Agreement" means a writing or electronic transmission in such form as shall be specified by the FHLBI, executed by the FHLBI and the Member and setting forth the obligations of the FHLBI and Member, including without limitation, any Affordable Housing Program transaction, any service confirmation, any securities trading agreements, service contract, reimbursement agreement, interest rate swap agreement, transaction, confirmation, applications, notices, advice or other instruments between the FHLBI and the Member.

"Other Credit Products" means any and all commitments or obligations under which the FHLBI agrees to make Advances to the Member or payments on behalf of or for the account of the Member, including without limitation, letters of credit, guarantees, grants, subsidies, demand or CMS Account transactions, NOW account processing, deposit overdrafts, item processing services, coin and currency services, safekeeping services (including security lending programs), securities trading services, Affordable Housing Program transactions, correspondent banking service debits or service charges, or other arrangements intended to facilitate transactions between or among the FHLBI, the Member and third parties, or under which the FHLBI enters into a credit or financial accommodation agreement or other arrangement with the Member, including without limitation, repurchase agreements and interest rate exchange transactions (such as interest rate swap agreements, cap, collar and floor agreements) and such other products or services as may be offered by the FHLBI from time to time pursuant to its Credit Policies and without regard to whether the FHLBI's obligation is contingent or conditional.

"Outstanding Commitments" means, at any point in time, the maximum aggregate principal amount of Advances or payments which the FHLBI may be obligated to make to the Member (or other parties) under Advance Applications or Other Credit Product Agreements then in effect.

"Securities Collateral" means all securities or certificates evidencing a direct or indirect interest in a loan or a group of loans secured by mortgages, including without limitation, mortgage-backed securities, collateralized mortgage obligations and real estate mortgage investment conduits, including Federal Home Loan Mortgage Corporation mortgage participation certificates, Federal National Mortgage Association mortgage pass-through mortgage-backed certificates and Government National Mortgage Association modified pass-through mortgage-backed certificates, and all Mortgage Documents and items of Mortgage Collateral owned or otherwise acquired by the Member relating to the loans underlying such securities or certificates; consolidated obligations of the Federal Home Loan Bank System; obligations of or guaranteed by the United States; and obligations of or guaranteed by agencies or instrumentalities of the United States.

2. Advances Documentation.

Section 2.01. Application for Advances.

The Member may apply for Advances or commitments by completing and submitting an Application for Advance or requesting Other Credit Product services. The preceding sentence notwithstanding, the FHLBI may in its discretion make an Advance, make a commitment, or deliver Other Credit Products to the Member pursuant to the Bank Act, FHFB Regulations, Credit Policies, and other FHLBI procedures in effect from time to time, and by either (i) the receipt of an oral or written application which is executed by the FHLBI without change, or (ii) in the case of an application received, completed or modified by the FHLBI pursuant to a telephonic or other unsigned communication by the Member, by an Advice of Credit or other writing generated by the FHLBI. The Member shall be estopped from asserting any claim or defense with respect to the terms applicable to an Advance, commitment or Other Credit Product entered into pursuant to a telephone application or other unsigned communication unless, within ten (10) business days of receipt of the FHLBI's Advice of Credit or other writing, the Member delivers to the FHLBI a written notice specifying the disputed term(s) or condition(s). The FHLBI shall have the absolute right to rely upon the procedures established hereby or pursuant to the terms hereof and shall have no liability to the Member for any actions taken or omitted to be taken in connection with such procedures. The Member agrees that it will hold the FHLBI and each of its employees, officers, directors, agents, and representatives harmless from any loss, .liability or damage which the Member may suffer, including without limitation, lost profits and attorneys' fees and disbursements, arising out of or in connection with such procedures, absent fraud, willful misconduct, or recklessness on the part of the FHLBI.

Section 2.02. FHLBl's Receipt of Written Confirmations and Findings.

Unless disputed in accordance with Section 2.01 hereof, within ten (10) business days of receipt, Member agrees to execute and provide any Advice of Credit, Funding Agreement, confirmation or Other Credit Product Agreement to the FHLBI. Upon request of the FHLBI, the Member shall sign and deliver to the FHLBI a promissory note or notes in such form as the FHLBI may reasonably require evidencing any Advance. Unless otherwise requested by the Member and approved by the FHLBI, each Advance shall be funded by crediting the Member's CMS Account(s) with the FHLBI.

Section 2.03. Interest Computations and Repayment of Advances and Other Credit Products.

The Member agrees to repay each Advance or Other Credit Product in accordance with this Advances Agreement and the terms and conditions of the Advice of Credit, Funding Agreement or Other Credit Product Agreement. Each Advance, Advice of Credit, Funding Agreement, Application for Advance, Other Credit Product and Other Credit Product Agreement shall be subject to the terms of the Credit Policies and applicable laws, regulations, and limitations, all as in effect from time to time, including the Bank Act, the FHFB Regulations and the statements of policy and guidelines of the FHFB, which shall be deemed to be incorporated by reference into this Advances Agreement. Unless otherwise specified in the FHLBI's Credit Policies or as may be otherwise specified in writing by the FHLBI from time to time, interest shall be paid at the time of each payment of all of the principal of each Advance on the amount of principal so repaid, and shall be paid on the fifteenth (15th) day of each month (or the FHLBI's next business day if the FHLBI is not open for business on the fifteenth (15th)) on the daily outstanding principal amount of each Advance since the previous interest payment date (other than principal amounts which have been repaid in full since such interest payment date), in each case at the rate applicable to such Advance as stated in the related Advice of Credit or Funding Agreement. The Member shall pay to the FHLBI, immediately and without demand, interest on any past due amount owing on any Advance or Other Credit Product at the rate in effect and being charged by the Bank from time to time on defaults. The default rate on past due payments of principal and interest may, at the option of the FHLBI, be at a rate of five percent (5%) per annum in addition to the then highest current rate being charged by the FHLBI for advances, not to exceed the highest legal interest rate allowed under Indiana law. The Member shall maintain in the Member's CMS Account with the FHLBI an amount at least equal to the amounts then currently due and payable to the FHLBI on outstanding Advances and Other Credit Products. The Member hereby authorizes the FHLBI to debit the Member's CMS Account with the FHLBI for all amounts due and payable on any Advance or Other Credit Product and for all other amounts due and payable hereunder. In the event that the amount in the Member's CMS Account is, at any time, insufficient to pay such due and payable amounts, the FHLBI may without notice to the Member apply any Bank Deposits then in the possession of the FHLBI to the payment of such due and payable amounts.

Section 2.04. Payment of Prepayment Charges.

Any prepayment fees or charges for which provision is made, whether under the Advice of Credit, Funding Agreement, Other Credit Product Agreement, or otherwise, shall be payable at the time of any voluntary or involuntary payment of the principal of such Advance or Other Credit Product prior to the originally scheduled maturity thereof, including without limitation, payments that are made as a part of a liquidation of the Member or that become due as a result of an acceleration pursuant to Section 4.01 hereof, and whether such payment is made by the Member, by a conservator, receiver, liquidator or trustee of or for the Member, or by any successor to or any assignee of the Member. Each such prepayment fee or charge shall constitute an Obligation hereunder. The method of computation for the prepayment fee, unless expressly provided for in the applicable credit documentation, is set forth in the Credit Policies of the FHLBI and may be subject to change from time to time with prior notice to the Member.

Section 2.05. Right of FHLBI to Make Payments with Respect to Outstanding Commitments.

In the event that there are one or more Outstanding Commitments at the time of an Event of Default under Section 4.01 hereof, the FHLBI may, at its option, make any payments due thereunder from time to time by crediting a special account with the FHLBI over which the FHLBI has sole dominion and control. Amounts credited to such special accounts shall be deemed to have satisfied the FHLBI's obligations under the Outstanding Commitments. When all such obligations have been satisfied, the FHLBI shall disburse the balance, if any, in such account first to the satisfaction of any amounts then due and owing by the Member to the FHLBI and then to the Member or its successors in interest. Payments made pursuant to this section shall be payable on demand and shall bear interest at the rate specified for each applicable Advance (or if such rate is not specified, at the rate in effect and being charged by the FHLBI from time to time on variable rate advances), and shall include applicable prepayment fees. The FHLBI shall not fund Outstanding Commitments previously made to the Member whose access to Advances is restricted by its primary regulator, In addition, the FHLBI shall not fund Outstanding Commitments previously made to the Member whose access to Advances is subsequently restricted because it does not have positive tangible capital or if the FHLBI deems itself insecure for any reason, as determined by the FHLBI in its sole discretion.

3. Security Agreement.

Section 3.01. Creation of Security Interest.

As security for all Obligations, including without limitation all Advances and Other Credit Products, the Member hereby assigns, transfers, and pledges to the FHLBI and grants to the FHLBI a security interest in all Collateral, now or hereafter owned by the Member, and all proceeds thereof, provided, however, that Collateral that is encumbered or disposed of by the Member in conformity with the requirements of Section 3.03(a) hereof shall not be subject to the security interest created hereunder. Without limitation of the foregoing, all tangible and intangible property heretofore assigned, transferred or pledged by the Member to the FHLBI as Collateral for Advances and Other Credit Products prior to the date hereof is hereby assigned, transferred and pledged to the FHLBI as Collateral hereunder.

Section 3.02. Member's Representations and Warranties Concerning Collateral.

The Member represents and warrants to the FHLBI, as of the date hereof and as of the date of all future Advances or Other Credit Products secured hereunder, the following:
(a) The Member owns and has marketable title to the Collateral and has the right and authority to grant a security interest in the Collateral and to subject all of the Collateral to this Advances Agreement;
(b) The information contained in any certification, status report, schedule or other information given from time to time by the Member as to each item of Collateral is true, accurate and complete in all material respects;
(c) The Member maintains Eligible Collateral which has a Market Value (or unpaid principal balance) that is at least equal to the then current Collateral Requirement and which meets the standards and requirements from time to time established by this Advances Agreement, the FHLBI's Collateral Policy, the Bank Act and the FHFB Regulations, and all other applicable laws and regulations;
(d) The Member has not conveyed or otherwise created, and there does not otherwise exist, any participation interest or other direct, indirect, legal, or beneficial interest in any Collateral pledged under Sections 3.01 and 3.03 on the part of any person or entity other than the obligations the Member has to its policy holders, the FHLBI and the Member; except for Collateral that is subject to a valid Subordination Agreement in favor of the FHLBI from the Member and such other person or entity.
(e) Except as may be approved in writing by the FHLBI, no account debtor or other obligor owing any obligation to the Member with respect to any item of Mortgage Collateral or Other Collateral has or will have any defenses, offsetting claims, or other rights affecting the right of the Member or the FHLBI to enforce such mortgage, mortgage note or promissory obligation, and no defaults (or conditions that, with the passage of time or the giving of notice or both, would constitute a default) exist under any such writings; and
(f) No part of any real property or interest in real property that is the subject of Collateral contains or is subject to the effects of toxins or hazardous materials or other hazardous substances (including those defined in any applicable state or local law; or applicable federal law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC 9601 et seq; the Hazardous Materials Transportation Act, 49 USC 1801 et seq; the Resource Conservation and Recovery Act, 42 USC 6901 et seq; and in the regulations adopted and publications promulgated pursuant to said laws), the presence of which could subject the FHLBI to any liability under applicable state or Federal law or local ordinance either at any time that such property is pledged to the FHLBI or upon the enforcement by the FHLBI of its security interest therein.

Section 3.03. Collateral Maintenance Requirement; Delivery of Collateral; Physical Possession Requirements.

(a)
The Member shall at all times maintain an amount of Eligible Collateral which has a Market Value (or unpaid principal balance, if applicable) that is at least equal to the then current Collateral Requirement. The Member shall not assign, pledge, transfer, create any security interest in, sell, or otherwise dispose of any Collateral if (i) such Collateral is held by or on behalf of the FHLBI pursuant to subsection (f) of this section, or (ii) at the time of or immediately after such action, Member is not or would not be in compliance with the Collateral Requirements or is or would be otherwise in default under this Advances Agreement. So long as Member is not in default under this Agreement, Member shall be at liberty to sell, use, commingle and dispose of the Collateral or the proceeds of such Collateral without being required to account for the proceeds or replace the Collateral, subject only to its obligation to maintain the Collateral as herein provided.

(b)	Until delivery of Collateral to the FHLBI or its custodian in accordance with subsection (f) of this section:
I.
Collateral shall be held by the Member in trust for the benefit of the FHLBI and subject to the FHLBI's direction and control, will not be commingled with assets of the Member which are not Collateral, and will be physically safeguarded by the Member in accordance with usual, customary and prudent commercial practices but in any event with not less than the same degree of care which the Member uses in physically safeguarding its other property and assets of like kind and nature. Without limitation of the foregoing, Member shall take all action necessary or desirable to protect and preserve the Collateral and the FHLBI's interest therein, including without limitation, the maintaining of insurance on property securing mortgages constituting Collateral (such policies and certificates of insurance or guaranty relating to such mortgages are herein called "insurance"), the collection of payments under all mortgages and under all insurance, and otherwise assuring that the loans comprising the Mortgage Collateral are serviced in accordance with the standards of a reasonable and prudent mortgagee.

II.
The Member (or its agent), acting on behalf of the FHLBI, shall collect all payments when due on all Collateral. If the FHLBI requires under Section 3.12, the Member shall hold such collections separate from its other monies and apply them to the reduction of Obligations as they become due; otherwise, the Member shall be entitled to use and dispose of all such collections in the ordinary course of its business and in compliance with all laws, rules, and regulations.

(c)
If any Collateral that was Eligible Collateral ceases to be Eligible Collateral, the Member shall promptly notify the FHLBI in writing of that fact and, if so requested by the FHLBI, of the reason that the Collateral has ceased to be Eligible Collateral. The Member shall promptly deliver other Eligible Collateral having at least the same Market Value as the Collateral required to be withdrawn.

(d)
The FHLBI may review the form and sufficiency of all documents pertaining to the Collateral. Such documents must be satisfactory to the FHLBI and, if not, such Collateral may not be acceptable as Eligible Collateral or may have a Market Value applied thereto that is less than the Market Value otherwise applicable under the FHLBI's Collateral Policy, or as the FHLBI may specify. The FHLBI may require that the Member make any or all documents pertaining to the Collateral available to the FHLBI for its inspection and approval.

(e)
If so requested by the FHLBI, Member agrees to (i) provide a specific listing of the Eligible Collateral to FHLBI, (ii) physically segregate Mortgage Documents and Other Collateral which are a part of such specified Collateral from all other property of the Member in a manner satisfactory to the FHLBI, and/or (iii) hold each Mortgage Document which is a part of Mortgage Collateral in a separate file folder with each file folder clearly labeled with the loan identification number and the name of the borrower(s). Immediately upon the written request of the FHLBI, the Member further agrees to clearly and legibly mark or stamp each Mortgage Document and each file folder containing Mortgage Documents with the following statement (or a substantially similar statement which has been approved in writing by the FHLBI): "The Mortgage/ Deed Of Trust And Note Relating To This Loan Have Been Assigned To And Represent Collateral Of The Federal Home Loan Bank Of Indianapolis And Its Successors And Assigns" or such other statement as may be required by the FHLBI from time to time.

(f)
The Member shall promptly on a schedule acceptable to the FHLBI deliver to the FHLBI, or to a custodian designated by the FHLBI, all Collateral including such Eligible Collateral as may be necessary so that the Market Value of Eligible Collateral held by the FHLBI, or such custodian, meets or exceeds the Collateral Requirement at all times, and take any and all other action as may be specified by the FHLBI to further evidence the perfection of the FHLBI's security interest in the Collateral and to otherwise effectuate the transactions contemplated hereby, including the signature and filing of financing statements. Collateral delivered to the FHLBI shall be endorsed or assigned in recordable form by the Member to the FHLBI as directed by the FHLBI. With respect to Mortgage Collateral that is to be delivered hereunder, the Member shall deliver the Mortgage Documents with necessary endorsements and assignments relating thereto, unless otherwise directed by the FHLBI. Concurrently with the initial delivery of Collateral and at such other times as provided in the Collateral Policy or as the FHLBI may otherwise request, the Member will deliver to the FHLBI a status report and accompanying schedules, all in form and substance satisfactory to the FHLBI and dated as of the then most recent valuation date, describing the Collateral held by the FHLBI or its custodian.

(g)
The Member authorizes the FHLBI to execute and file one or more financing statements, this Agreement, and any other documents, instruments, or statements of any kind on its behalf and without the signature of the Member in those public offices deemed necessary by the FHLBI in its sole discretion to perfect and continue the perfection of its security interest in the Collateral and to protect, defend and further assure the grant, validity and perfection thereof. In addition, the Member will, at its expense, deliver or cause to be delivered such other documents as the FHLBI may request to secure the Obligations referred to herein or to further perfect, protect, and defend the security interest granted herein.

(h)
With respect to uncertificated securities pledged to the FHLBI as Securities Collateral or Other Collateral hereunder, the delivery requirements contained in this Advances Agreement shall be satisfied by the transfer of such securities to the FHLBI, such transfer to be effected in such manner and to be evidenced by such documents as shall be specified by the FHLBI.

(i)
The Member agrees to pay to the FHLBI such reasonable fees and charges as may be assessed by the FHLBI to cover the FHLBI's overhead and other costs relating to the receipt, holding, redelivery and reassignment of Collateral and to reimburse the FHLBI upon request for all recording fees and advances incurred or made by the FHLBI in connection therewith including the reasonable compensation and the expenses and disbursements of any custodian that may be appointed by the FHLBI hereunder, and the agents and legal counsel of the FHLBI and of such custodian.

(j)
The Member shall, upon request of the FHLBI, immediately take such other actions as the FHLBI shall deem necessary or appropriate to perfect the FHLBI's security interest in the Collateral or otherwise to obtain, preserve, protect, enforce or collect the Collateral.

Section 3.04. [Reserved]

Section 3.05. Withdrawal or Reassignment of Collateral.

Upon receipt by the FHLBI of writings in form and substance satisfactory to the FHLBI constituting (i) a request from the Member for the withdrawal or reassignment of Collateral which has been delivered pursuant to Section 3.03 hereof, or as to which the FHLBI has otherwise perfected its security interest, and (ii) a detailed listing of the Collateral to be withdrawn or reassigned, provided that the FHLBl's valuation of such delivered Collateral confirms that the Member's Collateral Requirement will be satisfied after such withdrawal or reassignment, then the FHLBI shall redeliver or reassign to the Member the Collateral specified in Member's request. Notwithstanding anything to the contrary herein contained, while an Event of Default hereunder shall have occurred and be continuing, or at any time that the FHLBI in good faith deems itself insecure, the Member may not obtain any such withdrawal or reassignment.

Section 3.06. Additional Collateral.

The FHLBI may at any time require the Member to maintain and deliver to the FHLBI additional Collateral over that amount of Eligible Collateral required to meet the Member's Collateral Requirement or substitutions of Collateral. The Member expressly agrees to maintain and deliver such additional Collateral or substitutions of Collateral as the FHLBI shall require.

Section 3.07. Reports; Collateral Audit; Access.

(a)
In accordance with the Collateral Policy and at such other times as the FHLBI may request, the Member shall furnish to the FHLBI, in a format satisfactory to the FHLBI, a report so that the FHLBI may verify that the Member maintains Eligible Collateral with a Market Value (or unpaid principal balance, if so required by the FHLBI) sufficient to meet the Collateral Requirement. If the Market Value or unpaid principal balance of Eligible Collateral owned by the Member, free and clear of any liens or encumbrances, shall at any time fall below the Collateral Requirement, the Member shall immediately notify the FHLBI.

(b)
The Member shall permit the FHLBI to annually audit the Member's collateral to verify that the Member owns, free and clear of any liens or encumbrances (except for obligations the Member has to FHLBI's or a third party that has executed and delivered a Subordination Agreement in favor of the FHLBI), Eligible Collateral with a Market Value (or unpaid principal balance, if so required by the FHLBI) at least equal to the Collateral Requirement, and shall provide an explanation for any exceptions or qualifications found by the FHLBI during such audit. The FHLBI reserves the right to waive the audit requirement if Member's Collateral is in the physical possession of the FHLBI or in the FHLBI's sole discretion, based on particular circumstances.

(c)
The Member agrees that the FHLBI shall have access at all reasonable times to the Collateral in the Member's possession or control and to the Member's books and records of account relating to such Collateral. The Member shall permit the FHLBI to examine, inspect, audit and take copies or make extracts from its books and records and to discuss its affairs with its independent auditor (or other representative) as often as the FHLBI may reasonably request.

(d)
The Member agrees that examination reports prepared by local, state or federal authorities may be furnished by such authorities to the FHLBI upon its request, and by this Advances Agreement the Member authorizes and directs such authorities to deliver such reports to the FHLBI and waives any objections or restrictions thereto which it may lawfully waive. Member agrees that upon request of the FHLBI, it will take any and all steps necessary to assist the FHLBI in obtaining such reports from such authorities. The FHLBI agrees that to the extent such reports or the information contained therein are confidential, the Bank will use the same degree of care in keeping such reports confidential as it applies to the FHLBI's own confidential information and will not knowingly disclose any confidential information contained therein unless required to do so by law, rules, regulations, or judicial or regulatory process applicable to the FHLBI.

(e)
If requested by the FHLBI, the Member shall furnish to the FHLBI a written report covering such matters regarding the Collateral as the FHLBI may require, including listings of mortgages, securities, and unpaid principal balances thereof, and certifications concerning the status of payments on mortgages and of taxes and insurance on property securing mortgages.

(f)
The Member agrees to promptly report to the FHLBI any event which reduces the principal balance of any pledged Collateral by ten percent (10%) or more, whether by prepayment, foreclosure sale, property and casualty insurance payment or guaranty payment or otherwise provided, however, that the foregoing reporting requirement shall not apply to Securities Collateral.

(g)
All Collateral and the satisfaction by the Member of the Collateral Requirement shall be subject to audit and verification by or on behalf of the FHLBI. Such audits and verifications may occur without notice during the Member's normal business hours or upon reasonable notice at such other times as the FHLBI may reasonably request. The Member shall provide to the representatives or agents of the FHLBI, for purposes of such audits and verifications, access to all books and records related to transactions whether made or contemplated under this Advances Agreement. Further, Member shall provide adequate working facilities, at Member's expense, for the FHLBI to conduct such audits or verifications. The Member agrees to pay to the FHLBI such reasonable fees and charges as may be assessed by the FHLBI to cover overhead and other costs relating to such audit and verification. The Member further agrees that it will prepare and deliver promptly upon request of the FHLBI inquiries to Member's outside auditors, outside counsel, customers (including depositors or borrowers), and any other person that the FHLBI may reasonably request, to provide such information to the FHLBI as it may reasonably request in connection with such audit and verification.

Section 3.08. Additional Documentation and Status Reports.

The Member shall at its expense make, execute, record and deliver to the FHLBI such financing statements, assignments, listings, powers, notices and other documents with respect to the Collateral and the FHLBl 's security interest therein as directed by the FHLBI and in form and substance satisfactory to the FHLBI. Upon request, Member agrees to give FHLBI verbal or written reports concerning the financial condition or status of any regulatory action maintained against the Member, its holding company, or any affiliated entity or affiliated person,

Section 3.09. FHLBl's Responsibilities as to Collateral.

The FHLBI's duty as to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in its possession, which shall not include any steps necessary to preserve rights against prior parties nor the duty to send notices, perform services, or take any action in connection with the management of the Collateral. The FHLBI shall not have any responsibility or liability for the form, sufficiency, correctness, genuineness or legal effect of any instrument or document constituting a part of the Collateral, or any signature thereon or the description or mis-description, or value of property represented, or purported to be represented, by any such document or instrument. The Member agrees that any and all Collateral may be removed by the FHLBI from the state or location where situated, and may there be dealt with by the FHLBI as provided in this Advances Agreement.

Section 3.10. FHLBl's Rights as to Collateral; Power of Attorney.

At any time or times, at the expense of the Member, the FHLBI may, at its discretion, before or after the occurrence of an Event of Default as defined in Section 4.01 hereof, in its own name or in the name of its nominee or of the Member, do any or all things and take any and all actions that are pertinent to the protection of the FHLBI's interests hereunder and which are lawful under the laws of the State of Indiana, or the laws of any jurisdiction under which the FHLBI may be exercising its rights hereunder, including the following:
(a) Terminate any consent given hereunder;
(b) With prior notice to Member (or its legal successor), notify obligors on any Collateral to make payments thereon directly to the FHLBI;
(c) Endorse any Collateral in the Member's name;
(d) Enter into any extension, compromise, settlement or other agreement relating to or affecting any Collateral;
(e) Take any action the Member is required to take or which is otherwise necessary to: (i) sign and record a financing statement or otherwise perfect a security interest in any or all of the Collateral; or (ii) obtain, preserve, protect, enforce or collect the Collateral;
(f) Take control of any funds or other proceeds generated by the Collateral and use the same to reduce the Obligations as they become due; and
(g) Cause the Collateral to be transferred to its name or the name of its nominee.

The Member hereby appoints the FHLBI as its true and lawful attorney, with full power of substitution, for and on behalf of the Member and in its name, place and stead, to prepare, execute and record endorsements and assignments to the FHLBI of all or any item of Collateral, giving or granting to the FHLBI, as such attorney, full power and authority to do or perform every lawful act necessary or proper in connection therewith as fully as the Member might or could do. The Member hereby ratifies and confirms all that the FHLBI shall lawfully do or cause to be done by virtue of this special power of attorney. This special power of attorney is granted for a period commencing on the date hereof and continuing until the discharge of all Obligations of the Member hereunder regardless of any default by the Member. This special power of attorney is coupled with an interest and is irrevocable for the period granted.

Section 3.11. Subordination of Other Loans to Mortgage Collateral.

The Member hereby agrees that all mortgage notes which are part of the Mortgage Collateral and any notes secured by personal property ("personalty notes") which may become part of the Other Collateral shall have priority in right and remedy over any claims, however evidenced, for other loans, whether made before or after the date of such mortgage or personalty notes which are secured by the mortgages or security agreements securing such mortgage or personalty notes but are not part of the Collateral, and shall be satisfied out of the property covered by such mortgages or security agreements before recourse to such property may be obtained for the repayment of such other loans. To this end, the Member hereby subordinates the lien of such mortgages and security agreements with respect to such other loans to the lien of such mortgages and security agreements with respect to such mortgage and personalty notes. The Member further agrees to retain possession of any promissory notes evidencing such other loans and not to pledge, assign or transfer the same, except that the same may be pledged to the FHLBI as part of the Collateral. The Member, for itself and for any other person or entity claiming by or through the Member, waives any and all rights which it or such other person or entity may have to require the FHLBI to marshal the assets of the Member or to otherwise prioritize or sequence any class or category of Collateral with respect to which the FHLBI may pursue its rights and remedies.

Section 3.12. Proceeds of Collateral.

Until delivery of Collateral to the FHLBI or its custodian in accordance with Section 3.03(e), the Member shall collect all payments when due on all Collateral. If the FHLBI so requires, the Member, as the FHLBI's agent, shall hold such collections separate from its other monies in one or more designated cash collateral accounts maintained at the FHLBI and apply them to the reduction of Obligations as they become due; otherwise, the Member shall be entitled to use and dispose of all such collections in the ordinary course of its business and in compliance with all laws, rules, and regulations.

4. Default; Remedies.

Section 4.01. Events of Default; Acceleration.
In the event of the occurrence of any of the following events or conditions of default ("Event of Default"), the FHLBI may at its option, by a notice to the Member, declare all Obligations and accrued interest thereon, including any prepayment fees (including without limitation, those fees charged pursuant to Section 2.03 and 2.04), or charges which are payable in connection with the payment prior to the originally scheduled maturity of any Obligations, to be immediately due and payable without presentment, demand, protest or any further notice:
(a)
Failure of the Member to pay any interest within 5 Business Days of the date such amount becomes due and payable or failure to pay when due any principal of any Advance or any amount payable in connection with any Other Credit Product; or

(b)
Failure of the Member to perform within 5 Business Days, any promise or obligation or to satisfy any condition or liability contained herein, in an Application for Advance, Advice of Credit, Funding Agreement, or in any Other Credit Product Agreement to which the Member and the FHLBI are parties; or

(c)
Any representation, statement or warranty made or furnished in any manner to the FHLBI by or on behalf of the Member in connection with any Advance or Other Credit Product or any certification of the Market Value (or unpaid principal balance, if so required by the FHLBI) of Eligible Collateral shall have been false or misleading in any material respect when made or furnished; or

(d)
Failure of the Member to maintain Eligible Collateral which has a Market Value (or unpaid principal balance, if applicable) that is at least equal to the then current Collateral Requirement (under the physical possession requirements of Section 3.03 or under section 3.06) free of any encumbrances or claims as required herein; or

(e)	The issuance of any tax levy, seizure, attachment, garnishment, levy of execution, or other process with respect to the Collateral; or
(f)
Any failure to pay or suspension of payment by the Member to any creditor of sums due, within 5 Business Days of the date such amount becomes due and payable, or the occurrence of any event which results in another creditor having the right to accelerate the maturity of any Obligations of the Member under any security agreement, indenture, loan agreement, or comparable undertaking; or

(g)
Application for or appointment of a conservator, receiver, or trustee for the Member or of any affiliate or subsidiary of the Member or the Member's property, entry of a judgment or decree adjudicating the Member or any affiliate or subsidiary of Member insolvent or bankrupt, or an assignment by the Member or any affiliate or subsidiary of the Member for the benefit of creditors; or

(h)	Sale by the Member of all or a material part of the Member's assets or the taking of any other action by the Member to liquidate or dissolve; or
(i)
Termination of the Member's membership in the FHLBI, or the Member's ceasing to be a type of financial institution that is eligible under the Bank Act to borrow or apply for membership in the FHLBI; or

(j)	Merger, consolidation or other combination of the Member with an entity which is not a member of the FHLBI if the nonmember entity is the surviving entity; or
(k)
Member threatens or initiates legal action to challenge an otherwise legally enforceable provision under this Advances Agreement in an attempt to make the FHLBI insecure under this Advances Agreement; or

(l)	The FHLBI in good faith determines that a material adverse change has occurred in the financial condition of the Member (including its holding company or other affiliates); or
(m)
Member fails to comply with the FHLBI's Credit Policies within 30 Business Days or other applicable policies including the requirement of creditworthiness as determined by the FHLBI at its sole discretion.

Section 4.02. Remedies; Set Off; Specific Performance.

(a) Upon the occurrence of any Event of Default, the FHLBI shall have all of the rights and remedies provided by applicable law, which shall include, but not be limited to, all of the remedies of a secured party under the Uniform Commercial Code as in effect in the State of Indiana, Section 10 of the Bank Act (12 USC 1430), and other applicable federal law. In addition, the FHLBI may take immediate possession of any of the Collateral or any part thereof, wherever the same may be found, without judicial process. The FHLBI may require the Member to assemble the Collateral and make it available to the FHLBI at a place designated by the FHLBI which is reasonably convenient to both parties. The FHLBI may sell, assign and deliver the Collateral or any part thereof at public or private sale for such price as the FHLBI deems appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. The FHLBI shall have the right to purchase all or part of the Collateral at such sale. If the Collateral includes insurance or securities which will be redeemed by the issuer upon surrender, or any accounts or deposits in the possession of the FHLBI, the FHLBI may realize upon such Collateral without notice to the Member. If any notification of intended disposition of any of the Collateral is required by applicable law, such notification shall be deemed reasonable and properly given if mailed, postage prepaid, at least five (5) days before any such disposition to the address of the Member appearing on the records of the FHLBI. The proceeds of any sale shall be applied in the order that the FHLBI, in its sole discretion, may choose. The Member agrees to pay all the costs and expenses of the FHLBI in the collection of the Obligations and enforcement of the FHLBI's rights and remedies in case of default, including, without limitation, reasonable attorneys' fees. The FHLBI shall, to the extent required by law, apply any surplus after (i) payment of the Obligations, (ii) provision for repayment to the FHLBI of any amounts to be paid or advanced under Outstanding Commitments, and (iii) all costs of collection and enforcement, to third parties claiming a secondary or other security interest in the Collateral, with any remaining surplus paid to the Member. The Member shall be liable to the FHLBI for any deficiency remaining.
(b) If the Obligations, accrued interest thereon and other amounts or charges owing by the Member shall have become due and payable (by acceleration or otherwise), the FHLBI shall have the right, at any time or from time to time to the fullest extent permitted by law. in addition to all other rights and remedies available to it, without prior notice to the Member, to set off against and to appropriate and apply to such due and payable amounts any debt owing to, and any other funds held in any manner for the account of, the Member by the FHLBI, including without limitation, all Bank Deposits now or hereafter maintained by the Member with the FHLBI but excluding safekeeping accounts expressly held for the benefit of a third party. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Member is matured by its terms or is accelerated by the FHLBI, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the FHLBI. The Member hereby consents to and confirms the foregoing arrangements and confirms the FHLBI's rights of banker's lien and setoff. Nothing in this Advances Agreement shall be deemed a waiver or prohibition of or restriction on the FHLBI's rights of banker's lien or setoff.

(c)The Member acknowledges that the breach by the Member of the provisions of this Agreement and in particular Section 3.03 hereof would cause irreparable injury to the FHLBI and that remedies at law for any such breach will be inadequate, and consents and agrees that the FHLBI shall be entitled, without the necessity of proof of actual damage, to specific performance of the terms of this Agreement and to injunctive relief in any proceedings which may be brought to enforce the provisions of this Agreement, The Member waives the right to assert the defense that such breach or violation can be compensated adequately in damages in an action of law.

5. Miscellaneous.

Section 5.01. General Representations, Warranties and Indemnifications by the Member.

The Member hereby represents and warrants that, as of the date hereof and the date of each Advance or Other Credit Product hereunder:
(a) The Member will truly and accurately represent and warrant the purpose of any Advance or Other Credit Product on any Application for Advance or Other Credit Product Agreement between Member and the FHLBI.
(b) The Member will promptly furnish any financial, collateral or other information requested by the FHLBI in connection with any Advance or Other Credit Product.
(c) The Member is not, and neither the execution of nor the performance of any transactions or obligations of the Member under any Advice of Credit, Funding Agreement, Application for Advance, Other Credit Product Agreement or this Advances Agreement shall, with the passage of time, the giving of notice or otherwise, cause the Member to be: (i) in violation of its charter or articles of incorporation or association, bylaws, the Bank Act, the FHFB Regulations, any other law or administrative regulation, agreement or any court decree; or (ii) in default or in breach of any indenture, contract or other instrument or agreement to which the Member is a party or by which it or any of its property is bound or any default under, breach of, or failure to comply with any judgment, order, decree, regulatory directive or other process of any court or agency having jurisdiction of or which is binding upon the Member.
(d) The Member is not in default under any Advice of Credit, Funding Agreement or Other Credit Product Agreement with the FHLBI.
(e) The Member has full power and authority and has received all corporate and governmental authorizations and approvals (including without limitation, those required under the Bank Act and the FHFB Regulations or by Member's principal regulator) as may be required to enter into and perform its obligations under any Advice of Credit, Funding Agreement. Application for Advance, Other Credit Product Agreement or this Advances Agreement, and to obtain Advances and Other Credit Products. The Member is a corporation organized and existing under the laws of the State of MI, and is an MI domiciled Stock insurance company, licensed to transact the business of a PROPERTY  and CASUALTY insurer in all .50 states and the District of Columbia.
(f) The information given by the Member in any writing provided, electronic transmission or in any oral statement made, in connection with any Application for Advance or Other Credit Product Agreement, is at all relevant times true, accurate and complete in all material respects.
(g) The Member will at all times maintain and accurately reflect the terms of this Advances Agreement (including the FHLBI's security interest in the Collateral) and all Advances and Other Credit Products hereunder on its books and records, including evidence of necessary authorizations to effectuate transactions under this Agreement.
(h) The Member and its successors and assigns (collectively referred to in this Section 5.01(h) as "Member") shall indemnify and hold the FHLBI harmless from and against any and all costs, claims, expenses, damages and liabilities with respect to any action which may be instituted by any person or entity against the FHLBI as a result of any transaction, including without limitation, FHLBI credit extensions, services, and Other Credit Products contemplated by this Advances Agreement or action or non-action arising from this Advances Agreement, except where the same results solely from the recklessness or willful misconduct of the FHLBI. In addition, the Member shall indemnify and hold the FHLBI harmless from and against any and all costs, claims, expenses, damages and liabilities resulting in any way from the presence or effects of any toxic or hazardous substances or materials in, on, or under any real property or interest in real property that is subject to or included in the Collateral. The Member also agrees to reimburse the FHLBI for such reasonable fees and charges as may be assessed by the FHLBI to cover provision or in the administration of this Advances Agreement, any Advice of Credit, Funding Agreement or Other Credit Product Agreement.

Section 5.02. Assignment.

The FHLBI may assign or negotiate to any other Federal Home Loan Bank or to any other person or entity, with or without recourse, any Obligations of the Member or sell participations therein, and the FHLBI may assign or transfer all or any part of the FHLBI's right, title and interest in and to this Advances Agreement and may assign and deliver the whole or any part of the Collateral to the transferee, which shall succeed to all the powers and rights and duties of the FHLBI in respect thereof, and the FHLBI shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the transferred Collateral. The Member may not assign or transfer any of its rights or obligations hereunder (by operation of taw, the appointment of a receivership, or otherwise) without the express prior written consent of the FHLBI.

Section 5.03. Discretion of FHLBI to Grant or Deny Advances and Other Credit Products.

Nothing contained herein or in any documents or oral representations describing or setting forth the FHLBl's credit programs or Credit Policies shall be construed as an agreement or commitment on the part of the FHLBI to grant Advances or extend Other Credit Products hereunder, the right and power of the FHLBI in its discretion to either grant or deny any Advance or Other Credit Product requested hereunder being expressly reserved.

Section 5.04. Amendment; Waivers.

No modification, amendment or waiver of any provision of this Advances Agreement or consent to any departure therefrom shall be effective unless executed by the party against whom such change is asserted and shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Member in any case shall entitle the Member to any other or further notice or demand in the same, or similar or other circumstances. Any forbearance, failure or delay by the FHLBI in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by the FHLBI of any right, power or remedy hereunder shall not preclude the further exercise thereof. Every right, power and remedy of the FHLBI shall continue in full force and effect until specifically waived by the FHLBI in writing. Any suit based upon the breach of an obligation of a party under this Advances Agreement must be commenced within one (1) year of the date of such breach.

Section 5.05. Jurisdiction; Legal Fees.

In any action or proceeding brought by the FHLBI or the Member in order to enforce any right or remedy under this Advances Agreement, the parties hereby consent to, and agree that they will submit to, the jurisdiction of the United States District Court for the Southern District of Indiana or, if such action or proceeding may not be brought in federal court, the jurisdiction of any state court located within the Southern District of Indiana. Each party agrees that, if any action or proceeding is brought by one party seeking to obtain any legal or equitable relief against the other under or arising out of this Advances Agreement or any transaction contemplated hereby, and such relief is not granted by the final decision, after any and all appeals, of a court of competent jurisdiction, the losing party shall promptly pay upon demand all attorneys' fees and other costs incurred by the winning party in connection therewith.

Section 5.06. Waiver of Jury Trial.

To the extent allowed by law, the Member hereby waives the right to a jury trial in any action or proceeding brought by or against the Member regarding this Advances Agreement, the Collateral, Other Credit Products, or the credit facilities contemplated hereby.

Section 5.07. Notices.

Except as provided in the last sentence of this Section 5.07, any written notice, advice, request, consent or direction given, made or withdrawn pursuant to this Agreement shall be either in writing or transmitted electronically and reproduced mechanically by the addressee and shall be given by first class mail, postage prepaid, or by telecopy or other facsimile transmission, or by private courier or delivery service. Except for notices made under Section 4.02, all non-oral notices shall be deemed given when actually received at the principal office of the FHLBI or the Member, as appropriate. All notices shall be designated to the attention of an office or section of the FHLBI or of the Member if the FHLBI or the Member has made a request for the notice to be so addressed. Any notice by the FHLBI to the Member pursuant to Sections 2.01, 3.03 or 3.05 hereof may be oral and shall be deemed to have been duly given to and received by the Member at the time of the oral communication.

Section 5.08. Signatures of Member; Acceptance by FHLBI.

(a) For purposes of this Advances Agreement, documents shall be deemed signed by the Member when a signature of an authorized signatory or an authorized facsimile thereof appears on the document. The FHLBI may rely on any signature or facsimile thereof which reasonably appears to the FHLBI to be the signature of an authorized person, including signatures appearing on documents transmitted electronically to and reproduced mechanically at the FHLBI. The Secretary, the Cashier, the Assistant Secretaries, or the Assistant Cashiers of the Member shall from time to time certify to the FHLBI on forms provided by the FHLBI the names and titles of the persons authorized to apply on behalf of the Member to the FHLBI for Advances and Other Credit Products. Such certifications are incorporated herein and made a part of this Advances Agreement and shall continue in effect until expressly revoked by the Member notwithstanding that subsequent certifications may authorize additional persons to act for and on behalf of Member.
(b) This Advances Agreement shall only be binding upon the FHLBI when accepted and executed by the FHLBI by two duly authorized officers and shall be deemed accepted by and delivered to the FHLBI at its home office in Indianapolis, Indiana.
(c) This Advances Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed an original and all of which shall constitute one and the same instrument.

Section 5.09. Applicable Law; Severability.

In addition to the terms and conditions specifically set forth herein and in any Advice of Credit, Funding Agreement or Other Credit Product Agreement between the FHLBI and the Member, this Advances Agreement and all Advances and Other Credit Products extended hereunder shall be governed by the statutory and common law of the United States and, to the extent federal law incorporates or defers to state law, the laws (exclusive of the choice of law provisions) of the State of Indiana, including the Uniform Commercial Code as in effect in the State of Indiana. In the event that any portion of this Advances Agreement conflicts with applicable law or the Credit Policies, such conflict shall not affect other provisions of this Advances Agreement which can be given effect without the conflicting provisions, and to this end the provisions of this Advances Agreement are declared to be severable.

Section 5.10. Interest Rate Limitations.

Notwithstanding anything contained herein to the contrary, the obligation of the Member to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the FHLBI to the extent that its receipt thereof would not be permissible under the law or laws applicable to the FHLBI limiting rates of interest which may be charged or collected by the FHLBI. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Member to the FHLBI on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the FHLBI limiting rates of interest which may be charged or collected by the FHLBI.

Section 5.11. Successors and Assigns.

This Advances Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Member and the FHLBI, provided that the Member may not assign any of its rights or obligations hereunder (by operation of law, the appointment of a receivership, or otherwise) without the prior written consent of the FHLBI. The FHLBI may sell, transfer or assign or grant participations in Advances or Other Credit Products.

Section 5.12. Remedies Cumulative.

All rights and remedies provided herein or otherwise at law or in equity shall be cumulative, and are in addition to, and not exclusive of, any rights or remedies provided by law, including without limitation, the rights and remedies of a secured party under federal law and the Uniform Commercial Code as it is in effect from time to time in Indiana, including the right of the FHLBI to retain the Collateral in satisfaction of the Obligations. The exercise of one or more rights or remedies shall not preclude, or be deemed an election of remedies against, any other remedy, right or privilege contained herein or provided to the FHLBI by law, rule or regulation or at equity.

Section 5.13. Records of FHLBI Presumed Accurate.

The books and records of the FHLBI with respect to the Obligations, the Member's accounts or any other obligations of the Member hereunder or otherwise owing to the FHLBI shall be presumed to be accurate, complete and binding upon the Member, absent fraud or willful misconduct on the part of the FHLBI with respect to such account or obligation.

Section 5.14. Entire Agreement.

This Advances Agreement and the other documents referenced herein relating to Advances and Other Credit Products embody the entire Agreement and understanding between the parties hereto relating to the subject matter hereof. This Advances Agreement amends, restates and supersedes all prior agreements between such parties which relate to such subject matter, and all Advances and Other Credit Products made by the FHLBI to the Member prior to the execution of this Advances Agreement shall be governed by the terms of this Advances Agreement and not by the terms of the prior agreement. The Agreement and the other documents contemplated hereby or delivered in connection herewith shall be construed consistently with each other in order to best effectuate the intent of the Member and the FHLBI in entering into the relationships contemplated by all these agreements. The agreements referenced herein constitute the sole and entire agreement of the parties and no statement or promise has been made with respect to the subject matter of these agreements other than as expressed herein. In the event of a conflict between the terms of this Agreement and any of the other such documents, the provisions of this Agreement shall control, except with respect to any note, whose respective terms shall control.

Section 5.15. Confidentiality.

Except where disclosure is required for legal., accounting," or regulatory purposes, the Member and the FHLBI agree that all information, items, records, data and other material provided pursuant to or in connection with the Advances Agreement, any Other Credit Product Agreement or any of the services provided hereunder or thereunder, shall be kept in strict confidence, shall be used only for the purposes of such Agreements, and shall not be disclosed by either party, its agents or employees, without, in each instance, the prior written consent of the other party; provided, however, that the Member may disclose generally the fact of its membership and participation in the programs and services of the FHLBI without consent. Each party agrees to take all necessary precautions to prevent the unauthorized disclosure of such information, including complying with security procedures deemed necessary by the FHLBI. All computer programs, Manuals, materials, forms, facilities, ideas, concepts, techniques, and know-how used, prepared or developed by the FHLBI, and any improvements extensions or modifications thereof, are and shall remain the exclusive property of the FHLBI. and  may not be used by the Member, its agents, employees or others, without the FHLBI's prior written consent. In certain circumstances, the FHLBI may require the Member to enter into licensing or use agreements with regard to any software programs provided by or through the FHLBI for the Member's use in receiving any services; and the Member hereby agrees to enter into such licensing or use agreements, Any Manuals, software programs, disks, magnetic tape, forms, or other materials provided by the FHLBI to the Member for the purposes of this Advances Agreement, shall be immediately returned by the Member to the FHLBI upon termination of this Advances Agreement.

IN WITNESS WHEREOF, the Member and the FHLBI have caused this Advances Agreement to be signed in their names by their duly authorized officers as of the date first above mentioned

Member.
By:	/s/ Robert S. Cubbin
Robert S. Cubbin
Its:	Chairman

By:	/s/ Karen M. Spaun
Karen M. Spaun
Its:	Vice President

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
By:	/s/ Jon Griffin
Jon Griffin
Its:	Credit Service Director, 1st VP

By:	/s/ D. Scott Stansberry
D. Scott Stansberry
Its:	Collateral Manager. VP

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
MEMBER ACKNOWLEDGEMENT
AND NOTARIZATION

State of	Michigan	)
) SS:
County of	Oakland))

On this 4th day of May , 2011, before me personally came Robert S. Cubbin and Karen M. Spaun, to me known, who, being by me duly sworn, did depose and state that they are the Chairman and Vice President of said Member; and that they signed their names thereto by order of the Board of Directors or other governing body of said Member and that said Chairman and Vice President are duly authorized and acknowledge the execution of said instrument to be the voluntary act and deed of sad Member.